UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 12, 2005

COEUR D'ALENE MINES CORPORATION
(Exact name of registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Coeur d'Alene Mines Bldg., 505 Front Avenue, Coeur d'Alene, Idaho 83814
(Address of principal executive offices, including zip code)

(208) 667-3511
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        Coeur d’Alene Mines Corporation (the “Company”) today filed its Form 10-Q for the quarter ended June 30, 2005. The financial results of the Company for such period differed in certain respects from the Company’s press release, dated August 9, 2005, and included as an exhibit to the Company’s Form 8-K filed on such date. The reported net loss for the three- and six-month periods ended June 30, 2005 is $1.7 million and $3.5 million, respectively, compared to $1.5 million and $3.3 million, respectively, as previously reported. The item most significantly contributing to the difference in the reported net loss is the income tax (provision) benefit, which for the three- and six-month periods ended June 30, 2005 amounts to $147,000 and $(532,000), respectively.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)
Dated: August 12, 2005	By: /s/ James A. Sabala
James A. Sabala
Executive Vice President and
Chief Financial Officer